DRAFT CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our name with respect to the Registration Statement of Calvert Tax-Free Reserves on Form N-14 under the Securities Act of 1933, relative to the transfer of all the assets and liabilities of the California Money Market Portfolio, a series of Calvert Tax-Free Reserves, to the Money Market Portfolio, a series of Calvert Tax-Free Reserves, in exchange for shares of the Money Market Portfolio.

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KPMG LLP